EXHIBIT 99.1

Corrected Financial Information

On February 3, 2021, ADTRAN, Inc. (“ADTRAN” or the “Company”) issued a press release that reported the Company’s financial results for the fiscal quarter and twelve months ended December 31, 2020 (the “Earnings Release”).  A copy of the Earnings Release was attached as Exhibit 99.1 to the Company’s Current Report on Form 8‑K that was furnished to the Securities and Exchange Commission on February 4, 2021. While conducting final procedures in connection with the preparation of the Company’s audited financial statements as of and for the year ended December 31, 2020, a variance was identified in the accounting for inventory related to goods that were “in transit” as of such date. The Company’s inventory, net as of December 31, 2020 was understated in the Earnings Release by approximately $6.7 million, with the associated accounts payable understated by the same amount.  In addition, these variances resulted in a corresponding $6.7 million understatement of total current assets and total assets and a $6.7 million understatement of total current liabilities, total liabilities and total liabilities and stockholders’ equity on the consolidated balance sheet as of December 31, 2020. The variances also affected the inventory, net and accounts payable, net line items in the Company’s consolidated statement of cash flows for the twelve months ended December 31, 2020, but did not affect the Company’s net cash used in operating activities. The Company’s consolidated statements of income for the three and twelve months ended December 31, 2020 were not affected.

Revised and corrected versions of the condensed consolidated balance sheets and consolidated statements of cash flows appearing in the Earnings Release are provided below (with the revised information identified by a “^”):

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31,		December 31,
	2020		2019
Assets
Cash and cash equivalents	$60,161		$73,773
Restricted cash	18		—
Short-term investments	3,131		33,243
Accounts receivable, net	98,827		90,531
Other receivables	21,531		16,566
Inventory, net	125,457	^	98,305
Prepaid expenses and other current assets	8,293		7,892
Total Current Assets	317,418	^	320,310

Property, plant and equipment, net	62,399		68,086
Deferred tax assets, net	9,869		7,561
Goodwill	6,968		6,968
Intangibles, net	23,470		27,821
Other non-current assets	25,425		19,883
Long-term investments	80,130		94,489
Total Assets	$525,679	^	$545,118

Liabilities and Stockholders' Equity
Accounts payable	$49,929	^	$44,870
Bonds payable	—		24,600
Unearned revenue	14,092		11,963
Accrued expenses and other liabilities	13,609		13,876
Accrued wages and benefits	15,262		13,890
Income tax payable, net	1,301		3,512
Total Current Liabilities	94,193	^	112,711

Non-current unearned revenue	6,888		6,012
Pension liability	18,664		15,886
Deferred compensation liability	25,866		21,698
Other non-current liabilities	7,124		8,385
Total Liabilities	152,735	^	164,692

Stockholders' Equity	372,944		380,426

Total Liabilities and Stockholders' Equity	$525,679	^	$545,118

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Twelve Months Ended
	December 31,
	2020		2019
Cash flows from operating activities:
Net Income (Loss)	$2,378		$(52,982)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	16,627		17,771
Asset impairments	65		3,872
Gain on investments	(5,802)		(11,434)
Stock-based compensation expense	6,834		6,962
Deferred income taxes	(1,356)		30,070
Gain on contingency payment	—		(1,230)
Gain on life insurance proceeds	—		(1,000)
Other	216		(33)
Change in operating assets and liabilities:
Accounts receivable, net	(7,269)		8,282
Other receivables	(4,732)		20,046
Inventory, net	(25,582)	^	1,252
Prepaid expenses and other assets	(5,239)		2,749
Accounts payable, net	4,543	^	(13,494)
Accrued expenses and other liabilities	5,093		(4,598)
Income taxes payable	(2,294)		(8,705)
Net cash used in operating activities	(16,518)		(2,472)

Cash flows from investing activities:
Purchases of property, plant and equipment	(6,413)		(9,494)
Proceeds from disposals of property, plant and equipment	2		—
Proceeds from sales and maturities of available-for-sale investments	105,100		47,268
Purchases of available-for-sale investments	(56,767)		(48,578)
Acquisition of note receivable	(523)		—
Life insurance proceeds received	—		1,000
Acquisition of business	—		13
Net cash provided by (used in) investing activities	41,399		(9,791)

Cash flows from financing activities:
Dividend payments	(17,334)		(17,212)
Repayment of bonds payable	(24,600)		—
Tax withholdings related to stock-based compensation settlements	(1,043)		—
Proceeds from stock option exercises	—		526
Purchases of treasury stock	—		(184)
Payments on long-term debt	—		(1,000)
Net cash used in financing activities	(42,977)		(17,870)
Net decrease in cash and cash equivalents	(18,096)		(30,133)
Effect of exchange rate changes	4,502		(1,598)
Cash, cash equivalents and restricted cash, beginning of year	73,773		105,504

Cash, cash equivalents and restricted cash, end of year	$60,179		$73,773

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$24		$512
Cash paid during the year for income taxes	$7,609		$9,357
Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$108		$90